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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITOR'S CONSENT

The Board of Directors and Stockholders
Viatel, Inc.:

    The audits referred to in our report dated March 1, 2000, included the related financial statement schedule as of December 31, 1999 and for each of the years in the three-year period ended December 31, 1999, incorporated by reference in the registration statement. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

    We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

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
                                                       /s/ KPMG LLP
                                                       ----------------------------
                                                       KPMG LLP
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New York, New York
September 7, 2000